                                                                      EXHIBIT 11
                   MOHAWK INDUSTRIES, INC.  AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)
                                  (Unaudited)

NOTE: Earnings per share are presented in accordance with Regulation S-K,
      Item 601(b)(11) and FAS No. 128.

                                                           THREE MONTHS ENDED         SIX MONTHS ENDED
                                                          --------------------       -------------------
                                                          JUNE 27,     JUNE 28,      JUNE 27,    JUNE 28,
                                                            1998         1997         1998         1997
                                                          -------       ------       ------       ------
Net earnings                                              $30,625       19,307       45,362       27,854
                                                          =======       ======       ======       ======

Weighted-average common and dilutive potential common shares outstanding:

      Weighted-average common shares outstanding           52,327       51,807       52,272       51,792

      Add weighted-average dilutive potential common
        shares - options to purchase common shares, net       797          371          754          453
                                                          -------       ------       ------       ------
Weighted-average common and dilutive potential
    common shares outstanding                              53,124       52,178       53,026       52,245
                                                          =======       ======       ======       ======

Basic earnings per share                                  $  0.59         0.37         0.87         0.54
                                                          =======       ======       ======       ======

Diluted earnings per share                                $  0.58         0.37         0.86         0.53
                                                          =======       ======       ======       ======